Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to Annual Report of Blink Charging Co. (the “Company”) on Form 10-K/A for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. Farkas, Chairman, Chief Executive Officer and Principal Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2020, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2020, fairly presents, in all material respects, the financial condition and results of operations of Blink Charging Co.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)
December 16, 2021